EXHIBIT 99.1
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[GRAPHIC OMITTED]
[LOGO - THE PENN TRAFFIC COMPANY]

FOR IMMEDIATE RELEASE                    CONTACT:  Marc Jampole
                                                   Jampole Communications, Inc.
                                                   412-471-2463


                          COURT CONFIRMS PENN TRAFFIC'S
                             PLAN OF REORGANIZATION

      SYRACUSE, NEW YORK - MARCH 17, 2005 - The Penn Traffic Company (OTC:
PNFTQ.PK) announced that at a hearing today, the Honorable Adlai S. Hardin, Jr. of the United States Bankruptcy Court for the Southern District of New York confirmed the Company's First Amended Plan of Reorganization. The effective date for the Plan is expected by the end of March, 2005, at which time Penn Traffic will emerge from chapter 11 (the "Effective Date").

      Robert Chapman, President and Chief Executive Officer of Penn Traffic, said: "Today's confirmation represents a new beginning for Penn Traffic. We are extremely pleased with the Court's decision and the support we have received from our creditors during this critical time. Looking ahead, we are encouraged by the Company's prospects. Penn Traffic will emerge from chapter 11 with a solid financial platform, a core of healthy and competitive supermarkets, and strong bakery and wholesale/franchise operations. We believe Penn Traffic possesses the key resources necessary to maintain a strong, competitive position in the industry, as well as a sound financial future."

      The Company said that the creditors who voted on its Plan of Reorganization voted overwhelmingly in its favor.

      Pursuant to the Plan of Reorganization, upon emergence:

      o Penn Traffic's post-petition secured lenders will be repaid in full in the approximate amount of $30-40 million;

      o Holders of allowed unsecured claims in the approximate aggregate amount of $295-305 million will receive their PRO RATA share of 100% of the newly issued common stock of reorganized Penn Traffic, subject to dilution in respect of up to 10% of the new common stock reserved for a management incentive program yet to be determined; and

      o     Penn Traffic's existing common stock will be cancelled.


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      The Company estimates that it will need approximately $30 million in cash to make the payments required under the Plan on or around the Effective Date. As of the Effective Date, the Company will enter into a $164,000,000 principal amount exit financing facility consisting of a term loan of $6,000,000, a revolver of $130,000,000 and a supplemental real estate facility of $28,000,000. In addition, the Company will consummate a sale-leaseback transaction pursuant to which Penn Traffic will sell its five owned distribution centers located in New York and Pennsylvania to Equity Industrial Partners Corp. for $37,000,000 and Equity Industrial will lease the distribution centers back to Penn Traffic for an initial term of 15 years, with four consecutive five year options to renew the lease. The exit financing facility together with the $37 million proceeds of the sale-leaseback transaction and cash generated by the business will ensure that the reorganized Company will have sufficient liquidity to make all cash payments required by the Plan and to operate its business after emergence from chapter 11.

      The Company's confirmation of its Plan reflects the turnaround in the Company's operating performance and financial condition since it entered chapter
11. Key elements of the turnaround at Penn Traffic include:

      o The sale or closing of unprofitable and non-core operations, including the Big Bear supermarket chain and approximately 37 additional supermarkets.

      o Substantial improvements in working capital management through changes in operating philosophy and discipline.

      o Implementation of operating cost reductions through overhead reductions and facility consolidations.

      o Implementation of new product, marketing and distribution initiatives.

      Mr. Chapman also said: "I want to thank our employees for their hard work and commitment during this process and I am gratified by the continued support from our customers and suppliers who have all contributed to our successful reorganization."

FORWARD LOOKING STATEMENTS

      This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "could," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the ability of the Company to improve its operating performance and effectuate its business plans; the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of its credit facilities and to comply


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with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; its ability to generate cash; its ability to attract and maintain adequate capital; its ability to refinance; increases in prevailing interest rates; court approval of the Company's motions prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; uncertainties regarding the terms of the proposed sale-leaseback transaction, including terms and conditions under which, if at all, the Company may consummate such transaction; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development;
the successful implementation of the Company's capital expenditure program;
labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending or yet-to-be-instituted legal proceedings and governmental investigations. The Company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.



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      The Penn Traffic Company operates 109 supermarkets in Pennsylvania, upstate New York, Vermont and New Hampshire under the BiLo, P&C and Quality trade names. Penn Traffic also operates a wholesale food distribution business serving 79 licensed franchises and 40 independent operators.




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